As filed with the Securities and Exchange Commission on June 17, 2016
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0606750 (I.R.S. Employer Identification Number)
Bahnhofstrasse 1 6340 Baar, Switzerland (Address of Principal Executive Offices)	CH 6340 (Zip Code)

Weatherford International plc Employee Stock Purchase Plan
(Full title of the plan)
___________________________________________
Christina M. Ibrahim
Weatherford International plc
Executive Vice President, General Counsel and Corporate Secretary
2000 St. James Place
Houston, Texas 77056
(713) 836-4000
(Name, address and telephone number, including area code, of agent for service)
___________________________________________
with copy to:
Jonathan B. Newton
Baker & McKenzie LLP
700 Louisiana, Suite 3000
Houston, Texas 77002
(713) 427-5000
___________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, par value $0.001	12,000,000	$6.01	$72,120,000.00	$7,262.48

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional securities as may be offered or issued as a result of the anti-dilution provisions of the Weatherford International plc Employee Stock Purchase Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low sales prices of an Ordinary Share as reported by the New York Stock Exchange, Inc. on June 16, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Weatherford International plc (the “Registrant”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Commission on February 16, 2016;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, as filed with the Commission on May 5, 2016;

•
The Registrant’s Current Reports on Form 8-K as filed with the Commission on February 4, 2016, March 3, 2016 (to the extent filed and not furnished), May 10, 2016, May 27, 2016, June 7, 2016, June 8, 2016 (to the extent filed and not furnished), June 10, 2016 (to the extent filed and not furnished), June 15, 2016 and June 16, 2016;

•
The portions of the Registrant’s Definitive Proxy Statement, as filed with the Commission on April 26, 2016, incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	The description of the Ordinary Shares as set forth on Form 8-K as filed on June 17, 2014, and any further amendment or report filed for the purposes of updating such description.

Each document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s memorandum and articles of association confer an indemnity on its directors and officers, which is limited by the Irish Companies Act 2014 (the “Irish Companies Act”). The Irish Companies Act prescribes that such an indemnity, in effect, only permits a company to pay the costs or discharge the liability of a director or the secretary in defending proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or where an Irish court otherwise grants relief because the director or the secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Irish Companies Acts does not apply to officers who are not directors or the secretary of the Registrant. Any provision whereby an Irish company seeks to indemnify its directors or its secretary over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the Irish company.
The Registrant’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the secretary of the Registrant.
Irish companies may take out directors and officers liability insurance as well as other types of insurance, for their directors and officers.
In addition, the Registrant and Weatherford International Ltd. (“Weatherford Bermuda”), a Bermuda exempted company and wholly owned, indirect subsidiary of the Registrant have entered (and/or, if required, any other subsidiary of the Registrant may enter) into indemnification agreements (or deed poll indemnities) with or as to each of Registrant’s directors and certain officers as well as with individuals serving as directors, officers, employees, agents or fiduciaries of our subsidiaries or any other company, corporation, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by such person in any capacity providing for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law.
Under Irish law, a company may not exempt any director or the secretary from liability for negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company. However, where a breach of duty has been established, directors or the secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1	Memorandum and Articles of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Form 8-K, filed on June 17, 2014).

4.2
Weatherford International plc Employee Stock Purchase Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A, filed on April 26, 2016).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*Filed herewith.
Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    to include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)    That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)

that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Geneva, Switzerland on June 17, 2016.

WEATHERFORD INTERNATIONAL PLC

By:    /s/Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board
and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard J. Duroc-Danner and Christina M. Ibrahim, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 2016:

Signature	Title

/s/ Bernard J. Duroc-Danner	Director, Chairman, President and Chief Executive Officer
Bernard J. Duroc-Danner

/s/ Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Krishna Shivram

/s/ Douglas M. Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Douglas M. Mills

/s/ Mohamed A. Awad	Director
Mohamed A. Awad

/s/ David J. Butters	Director
David J. Butters

/s/ John D. Gass	Director
John D. Gass

/s/ Francis S. Kalman	Director
Francis S. Kalman

/s/ William E. Macaulay	Director
William E. Macaulay

/s/ Robert K. Moses, Jr.	Director
Robert K. Moses, Jr.

/s/ Dr. Guillermo Ortiz	Director
Dr. Guillermo Ortiz

/s/ Sir Emyr Jones Parry	Director
Sir Emyr Jones Parry

/s/ Robert A. Rayne	Director
Robert A. Rayne

/s/ Christina M. Ibrahim	Authorized U.S. Representative
Christina M. Ibrahim

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum and Articles of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Form 8-K, filed on June 17, 2014).

4.2
Weatherford International plc Employee Stock Purchase Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A, filed on April 26, 2016).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*Filed herewith.